UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

December 11, 2007

VERTICAL COMPUTER SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28685	65-0393635
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

201 Main Street, Suite 1175, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(817) 348-8717

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(i) Effective December 7, 2007, Weaver & Tidwell, LLP (“Weaver & Tidwell”), resigned as the independent certified public accountants of Vertical Computer Systems, Inc. (the “Registrant”). Weaver & Tidwell’s resignation letter was dated December 7, 2007.

(ii) Weaver & Tidwell’s report on the Registrant’s financial statements for either of the two fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to audit scope or accounting principles. However, Weaver & Tidwell’s report did include a paragraph regarding the Registrant's ability to continue as a going concern for either of these two fiscal years.

(iii) The decision to change accountants was not recommended or approved by the board of directors of the Registrant or the audit committee of the board of directors of the Registrant, as Weaver & Tidwell resigned. The Registrant’s board of directors will continue to recommend and approve the engagement of any new accountant.

(iv) During the Registrant’s two most recent fiscal years (the years ended December 31, 2006 and 2005) and subsequent interim periods (from January 1, 2007 through the date of Weaver & Tidwell’s resignation), there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Weaver & Tidwell’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. During the Registrant’s two most recent fiscal years (the years ended December 31, 2006 and 2005) and subsequent interim periods (from January 1, 2007 through the date of Weaver & Tidwell’s resignation), Weaver & Tidwell did not advise the Registrant of any of the matters identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit(s)

Exhibit Number	Description	Location

Exhibit 99.1	Consent Letter dated December 11, 2007 from Weaver & Tidwell, LLP	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2007	Vertical Computer Systems, inc.

	By:	/s/ Richard Wade
Name: Richard Wade
Title: President and Chief Executive Officer